                    REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying Historical Summary of Gross
Income and Direct Operating Expenses (the "Historical Summary") for Technology Square and The Draper Building owned by Asahi Seimei-Prudential Associates, Number Three for the year ended December 31, 1997. This Historical Summary is the responsibility of Technology Square and The Draper Building's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary.
An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of Technology Square and The Draper Building's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material aspects, the gross income and direct operating expenses described in Note 1 of Technology Square and the The Draper Building for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 1998

               HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                        FOR TECHNOLOGY SQUARE AND THE DRAPER BUILDING
                                 (DOLLARS IN THOUSANDS)

                                                               FOR THE PERIOD
                                                             JANUARY 1, 1998 TO
                                                                JUNE 23, 1998             YEAR ENDED
                                                                  (UNAUDITED)         DECEMBER 31, 1997
                                                             -------------------     ------------------
Gross income
    Rental income.........................................          $3,992                 $ 8,164
    Reimbursement of operating expenses and taxes.........             954                   2,077
    Other income..........................................              --                      58
                                                                    -------                -------
Total gross income........................................           4,946                  10,299
                                                                    -------                -------
Direct operating expenses
    Property operating....................................             943                   1,962
    Real estate taxes.....................................             955                   1,929
                                                                    -------                -------
Total direct operating expenses...........................           1,898                   3,891
                                                                    -------                -------
    Gross income in excess of direct operating expenses...          $3,048                  $6,408
                                                                    -------                -------
                                                                    -------                -------

                             See accompanying notes.

                          NOTES TO HISTORICAL SUMMARY OF GROSS INCOME
                                AND DIRECT OPERATING EXPENSES
                         FOR TECHNOLOGY SQUARE AND THE DRAPER BUILDING

                                   (DOLLARS IN THOUSANDS)



1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Asahi Seimei-Prudential Associates, Number Three (the "Joint Venture") owns five office buildings, two garages leased to two tenants and land with a surface parking lot located in Cambridge, Massachusetts (collectively, "Technology Square and The Draper Building"). Asahi International Ltd. and The Prudential Insurance Company of America (""Prudential") are the Joint Venture partners and each have a 50% interest in the Joint Venture.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Technology Square and The Draper Building have been excluded. Excluded expenses consist of depreciation and amortization, interest and asset management costs not directly related to the future operations of Technology Square and The Draper Building.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LEASES

    The Joint Venture, as lessor, has entered into non-cancelable operating leases at Tecnology Square and The Draper Building. Minimum future rentals under the leases in effect at December 31, 1997 are summarized as follows:

      Year
      ----
      1998.....................................  $ 8,309
      1999.....................................    5,616
      2000.....................................    2,923
      2001.....................................    2,436
                                                 -------
                                                 $19,284
                                                 -------
    The leases at Technology Square are generally for a term greater than one year and no more than five years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, increases in minimum rent. The Draper Building is leased on a triple net basis to a single tenant on a long-term lease through 2001, with extension of options through October 2051. Approximately 99% of Technology Square and The Draper Building's revenue at December 31, 1997 was derived from three tenants.